Calculation of Filing Fee Tables
S-8
Okta, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0001 par value per share, 2017 Equity Incentive Plan	Other	8,867,893	$ 71.87	$ 637,335,469.91	0.0001381	$ 88,016.03
2	Equity	Class A Common Stock, $0.0001 par value per share, 2017 Employee Stock Purchase Plan	Other	1,773,578	$ 61.09	$ 108,347,880.02	0.0001381	$ 14,962.84
Total Offering Amounts:						$ 745,683,349.93		$ 102,978.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 102,978.87
Offering Note
[1]	(1) Applies to Offering Lines 1 and 2. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A Common Stock, par value $0.0001 per share ("Class A Common Stock"), that become issuable under the Registrant's 2017 Equity Incentive Plan (the "2017 Plan") and the Registrant's 2017 Employee Stock Purchase Plan (the "2017 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock. (2) Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2017 Plan on February 1, 2026 pursuant to an "evergreen" provision contained in the 2017 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2017 Plan automatically increases on February 1st of each year by five percent (5%) of the total number of shares of Class A Common Stock and the Registrant's Class B Common Stock, par value $0.0001 per share ("Class B Common Stock") issued and outstanding as of the immediately preceding January 31st or such lesser number of shares as approved by the Registrant's board of directors or the Registrant's compensation committee. (3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $71.87 per share, which is the average of the high and low prices of Class A Common Stock on March 3, 2026, as reported on the Nasdaq Global Select Market. (4) Applies to Offering Lines 1 and 2. The Registrant does not have any fee offsets.

[2]	(1) Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2017 ESPP on February 1, 2026 pursuant to an "evergreen" provision contained in the 2017 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2017 ESPP automatically increases on February 1st of each year by the lesser of (i) 3,000,000 shares of Class A Common Stock, (ii) one percent (1%) of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the immediately preceding January 31st or (iii) such lesser number of shares of Class A Common Stock as approved by the administrator of the 2017 ESPP, which is a person or persons appointed by the Registrant's board of directors. (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $71.87 per share, which is the average of the high and low prices of Class A Common Stock on March 3, 2026, as reported on the Nasdaq Global Select Market. Pursuant to the 2017 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least eighty-five percent (85%) of the lower of the fair market value of a share of Class A Common Stock on the first day of trading of the offering period or on the exercise date. (3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2017 ESPP. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A